[PROXY STATEMENT]

                     [GRANITE STATE BANKSHARES LETTERHEAD]


                                                                 March 19, 1998


Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Granite State Bankshares, Inc. ("Granite State" or the "Company"), to be held on April 14, 1998 at 10:00 a.m., at the Keene Country Club, Keene, New Hampshire.

      Matters to be considered at the Annual Meeting include the election of seven directors, the approval of the Granite State Bankshares, Inc. 1997 Long-Term Incentive Stock Benefit Plan, and the ratification of the appointment of independent auditors for the fiscal year ending December 31, 1998. During this meeting, we will also report on the operations of Granite State. Directors and officers of Granite State, as well as representatives of Grant Thornton LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" each of the nominees listed under Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

      Detailed information concerning the activities and operating performance of Granite State during the year ended December 31, 1997, is contained in our annual report, which is enclosed.

      I hope you will be able to attend this meeting in person. Whether or not you expect to attend, I urge you to sign, date and return the enclosed proxy card so that your shares will be represented.

      We look forward to seeing you at the Annual Meeting.


                                       Sincerely,


                                       /s/ CHARLES W. SMITH
                                       Charles W. Smith

                        GRANITE STATE BANKSHARES, INC.
                                122 WEST STREET
                          KEENE, NEW HAMPSHIRE 03431
                                (603) 352-1600


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON APRIL 14, 1998


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Granite State Bankshares, Inc. will be held on April 14, 1998, at 10:00 a.m., at the Keene Country Club, West Hill Road, Keene, New Hampshire.

      A proxy statement and proxy card for this Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

      1. The election of seven directors, four of which shall be for terms of three years each, two of which shall be for terms of two years each, and one of which shall be for a term of one year, or until their successors are elected and qualified;

      2. The approval of the Granite State Bankshares, Inc. 1997 Long- Term Incentive Stock Benefit Plan;

      3. The ratification of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any such other business.

      Pursuant to the Bylaws, the Board of Directors has fixed March 6, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of the Company as of the close of business on March 6, 1998 will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF GRANITE STATE A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER OF RECORD PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

                                        By Order of the Board of Directors

                                        /s/ CHARLES B. PAQUETTE
                                        Charles B. Paquette
                                        Secretary

Keene, New Hampshire
March 19, 1998

                        GRANITE STATE BANKSHARES, INC.
                                122 WEST STREET
                          KEENE, NEW HAMPSHIRE 03431


                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                        GRANITE STATE BANKSHARES, INC.
                                APRIL 14, 1998


SOLICITATION AND VOTING OF PROXIES

      This proxy statement is being furnished to stockholders of Granite State Bankshares, Inc. ("Granite State" or the "Company"), in connection with the solicitation by the Board of Directors of the Company ("Board of Directors" or the "Board") of proxies to be used at the annual meeting of stockholders (the "Annual Meeting") to be held on April 14, 1998, at the Keene Country Club, Keene, New Hampshire, at 10:00 a.m., and at any adjournments thereof.

      This proxy statement and the accompanying proxy card are initially being mailed to recordholders on or about March 19, 1998.

      Regardless of the number of shares of common stock owned, it is important that recordholders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF GRANITE STATE WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT, FOR THE APPROVAL OF THE GRANITE STATE BANKSHARES, INC. 1997 LONG-TERM INCENTIVE STOCK BENEFIT PLAN, AND FOR THE RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including any motion to adjourn the Annual Meeting in order to solicit additional proxies or otherwise.

      The cost of solicitation of proxies in the form enclosed herewith will be borne by Granite State. In addition to the solicitation of proxies by mail, Registrar and Transfer Company, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee estimated to be $2,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company or Granite Bank, a subsidiary of the Company (the "Bank"), without additional compensation therefor. Granite State will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

REVOCATION OF PROXY

      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your recordholder to vote personally at the Annual Meeting.

VOTING SECURITIES

      The securities which may be voted at the Annual Meeting consist of shares of common stock of Granite State, par value $1.00 per share (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.

      The close of business on March 6, 1998 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. All references to the number of shares of Common Stock and the price per share of Common Stock in this proxy statement have been adjusted to reflect Granite State's three-for-two stock split effected in the form of a 50% stock dividend paid May 9, 1997. On the Record Date, Granite State had 5,825,672 shares of Common Stock outstanding.

      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or to ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Under New Hampshire law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      Concerning the other matters to come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. These matters shall be determined by a majority of the votes cast FOR or AGAINST. Hence, shares as to which the "ABSTAIN" box has been selected on the proxy card and broker non-votes will not affect the vote as to that matter.

      Proxies solicited hereby will be returned to the proxy solicitors or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), by such persons or groups. Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company's Common Stock as of the Record Date.


  TITLE OF             NAME AND ADDRESS           AMOUNT AND NATURE OF    PERCENT OF
   CLASS             OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP      CLASS
------------    ------------------------------    --------------------    ----------

Common Stock    Granite State Bankshares, Inc.         332,304<F1>           5.70%
                  Employee Stock Ownership
                  Plan and Trust ("ESOP")
                  122 West Street
                  Keene, New Hampshire 03431

--------------------
<F1>  Messrs. Koontz, Smedley and Smith serve as the administrative committee of the ESOP (the "ESOP Committee"). In addition, Future Planning Associates, Inc., an unrelated corporate trustee has been appointed ESOP Trustee ("ESOP Trustee"). All shares held in the ESOP Trust have been allocated to participants, and will be voted by the ESOP Trustee as directed by such participants.

                PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
                      PROPOSAL 1 -- ELECTION OF DIRECTORS

      In accordance with its Bylaws, Granite State currently has eleven (11) directors. Directors of the Company are elected for staggered terms of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified. The Bylaws of Granite State provide that no person may serve as director after attaining 70 years of age.

      All nominees named are presently directors of the Company. Messrs. Flynn, Houston and McKerley were appointed to the Board of Directors pursuant to the Agreement and Plan of Reorganization as amended among Granite State, Granite Bank and Primary Bank and a related Agreement and Plan of Merger as amended between Primary Bank and Granite Bank and joined in by Granite State. Messrs. Flynn Houston and McKerley are now being presented as nominees for directors for shareholder approval. Except for Messrs. Flynn, Houston and McKerley, no person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and Granite State.

      In the event that such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy card if executed and returned will be voted FOR the election of all nominees proposed by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS

      The following table sets forth, as of the Record Date, the names of nominees, continuing directors and "named executive officers", as defined below, their ages, the year in which each became a director and the year in which their terms (or in the case of nominees, their proposed terms) as director of the Company expire and the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group.

                                                           EXPIRATION                                 PERCENT
                                               DIRECTOR    OF TERM AS      AMOUNT AND NATURE OF          OF
NAME                                    AGE     SINCE       DIRECTOR     BENEFICIAL OWNERSHIP<F1>      CLASS
------------------------------------    ---    --------    ----------    -------------------------    -------

NOMINEES
David J. Houston                        63       1997         1999         32,128<F2>                    *
Christopher J. Flynn                    51       1997         2000         87,595<F3>,<F4>             1.50%
Forrest D. McKerley                     68       1997         2000         32,902<F5>                    *
Dr. David M. Bartley                    63       1997         2001            596                        *
Charles W. Smith                        55       1986         2001        208,869<F6>,<F7>             3.58%
C. Robertson Trowbridge                 66       1988         2001         29,082<F8>                    *
James C. Wirths III                     61       1994         2001         29,637<F9>                    *

CONTINUING DIRECTORS
Jane B. Reynolds                        68       1986         1999         24,094<F9>                    *
William Smedley, V                      66       1986         1999         36,137<F9>                    *
Philip M. Hamblet                       52       1990         2000         52,975<F9>                    *
James L. Koontz                         63       1994         2000         12,117<F9>                    *

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
William C. Henson                       42        --           --          64,125<F10>,<F11>           1.10%
Charles B. Paquette                     45        --           --         103,273<F10>,<F11>           1.77%
William G. Pike                         46        --           --          46,595<F10>,<F11>             *
All directors and executive officers
as a group (19 persons)                                                   812,423<F12>,<F13>,<F14>    13.68%


                                                       (footnotes on next page)

--------------------
<F*>  Represents less than 1.00% of the Company's voting securities.

<F1>  Includes all shares of stock owned by each director or named executive officer, their spouse, or as custodian or trustee, over which shares such individuals effectively exercise sole or shared voting or investment power.

<F2>  Includes 8,326 shares subject to options granted to Mr. Houston, which are currently exercisable.

<F3>  Includes 11,706 shares held by the ESOP Trust for the benefit of Mr. Flynn and over which Mr. Flynn has current voting rights.

<F4>  Includes 14,713 shares subject to options granted to Mr. Flynn, which are currently exercisable.

<F5>  Includes 6,449 shares subject to options granted to Mr. McKerley, which are currently exercisable.

<F6>  Includes 49,217 shares held by the ESOP Trust for the benefit of Mr.
      Smith and over which Mr. Smith has current voting rights.

<F7>  Includes 7,500 shares subject to options granted to Mr. Smith, which are exercisable within 60 days of the record date.

<F8>  Includes 2,250 shares subject to options granted to Mr. Trowbridge, which are exercisable within 60 days of the record date.

<F9>  Includes 6,000 shares subject to options granted to each of Messrs.
      Wirths, Smedley, Hamblet, Koontz and Mrs. Reynolds, which are exercisable within 60 days of the record date.

<F10> Includes 22,761 shares, 24,783 shares, and 6,942 shares held by the
      ESOP Trust for the benefit of Messrs. Henson, Paquette, and Pike, respectively, and over which they have current voting rights.

<F11> Includes 5,357 shares subject to options granted to each of Messrs.
      Henson, Paquette and Pike, which are exercisable within 60 days of the record date.

<F12> Excludes shares held by the ESOP Trust that are allocated to non-
      executive officers and employees.

<F13> Includes shares owned by five persons who are members of the Board of
      Directors of Granite Bank, but not of the Company.

<F14> Includes 112,169 shares subject to options granted to Directors and executive officers, and 115,409 shares held by the ESOP Trust for the benefit of the executive officers and over which the executive officers have current voting rights.

DIRECTORS' PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE FOR FIVE YEARS

      Dr. David M. Bartley is President of Holyoke Community College, Holyoke, Massachusetts.

      Christopher J. Flynn is President of Granite Bank, a position he assumed November 1, 1997 in connection with the Company's acquisition of Primary Bank and its merger into Granite Bank. Prior to joining Granite Bank, Mr. Flynn was President and Chief Executive Officer of Primary Bank since 1988.

      Philip M. Hamblet is President of Fred H. Hamblet, Inc. an electrical contracting firm.

      David J. Houston is President of David J. Houston Company, a surplus equipment sales company and also is President of Harbor Medical Devices Inc. and Hadley Properties, Inc.

      James L. Koontz is Chairman of the Executive Committee of the Board of Granite Bank. Mr. Koontz is President and Chief Executive Officer of Kingsbury Corporation, a manufacturer of factory automation and machine tools.

      Forrest D. McKerley is Chairman and Chief Executive Officer of Secure Care Products, Inc. He formerly served as President of McKerley Health Care Centers, Inc., Partner in McKerley Health Facilities, President of Mckerley Pleasant View, Inc. and Chairman and Chief Executive Officer of Accumed, Inc.

      Jane B. Reynolds has been active in community affairs, serving as a trustee of Cheshire Hospital.

      William Smedley, V, is retired and formerly was the Vice President of Human Resources at National Grange Mutual Insurance Co., Keene, New Hampshire.

      Charles W. Smith is Chairman of the Board and Chief Executive Officer of Granite State and Granite Bank. Mr. Smith has been the Chief Executive Officer of Granite Bank since October 1982.

      C. Robertson Trowbridge is Chairman of the Board of Yankee Publishing, Inc., a publishing firm.

      James C. Wirths, III is retired and formerly was the Vice President of Finance and Treasurer of Tilcon-Arthur Whitcomb, Inc., a building supplier of ready-mix concrete.

COMMITTEES OF THE BOARD OF GRANITE STATE

      Granite State's Board of Directors has appointed an Executive Committee consisting of Messrs. Smith, Koontz, Smedley and Wirths and Mrs. Reynolds, an Audit Committee composed of Messrs. Wirths, Bartley, Flynn, Hamblet and Koontz and a Personnel Committee which serves as the Company's Compensation Committee consisting of Messrs. Smedley, Smith and Koontz and Mrs. Reynolds. The Board of Directors of Granite State does not have a standing Nomination Committee. The Executive Committee met 6 times during 1997, the Audit Committee met 2 times and the Personnel Committee met 2 times. The Executive Committee is vested with the authority of the Granite State Board in most matters between meetings of the Granite State Board. The Audit Committee reviews audit procedures and internal controls at the Company and the report and performance of the Company's independent auditors. The Personnel Committee determines compensation for the officers and other employees of the Company, as well as reviewing the employee benefit plans of the Company. The Company's Board of Directors met 9 times, and Granite Bank's Board of Directors met 14 times in 1997. All directors were present for at least 75% of the meetings of the Board and the Committees of which they were a member except for Mr. Trowbridge.

DIRECTORS' COMPENSATION

      Directors' Fees. The directors of Granite State are paid $700 for each Board of Directors meeting attended and $150 for each committee meeting attended. The directors of Granite State who are also directors of Granite Bank, are paid $700 for attendance at board meetings and $150 for each committee meeting attended of the subsidiary. Additionally, the Chairman of the Executive Committee of the Board of Directors of the Bank is also paid a $1,500 annual retainer. The directors may elect to defer their compensation. Additionally, in the first quarter of each year Directors are given the opportunity to receive ninety percent of their estimated fees for attendance at Board meetings during the upcoming year, as a retainer payment, which amount is utilized for the purpose of purchasing shares of Company Common Stock in the open market for the benefit of the individual Directors. Persons who were Directors of Granite State and the Bank prior to the acquisition of Primary Bank were granted options to purchase shares of Common Stock under the Granite State Bankshares, Inc. 1997 Long-Term Incentive Stock Benefit Plan. The exercise price for the shares underlying the options granted is the fair market value of the Common Stock on the date of grant. For further information regarding these options, see "Proposal 2 - Approval of The Granite State Bankshares, Inc. 1997 Long-Term Incentive Stock Benefit Plan." Persons who were Directors of Primary Bank were granted options under stock option plans adopted by Primary Bank, which options have been assumed by Granite State as a result of its acquisition of Primary Bank. All Directors are eligible to receive future grants under the 1997 Long-Term Incentive Stock Benefit Plan.

                            EXECUTIVE COMPENSATION

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Personnel Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

      The Company does not pay direct cash compensation to the executive officers of the Company. However, the Company's executives are also executive officers of the Bank and are compensated by the Bank. The members of the Personnel Committee are three non-employee members of the Board of Directors and Charles W. Smith, Chairman and Chief Executive Officer of Granite State and the Bank. Mr. Smith offers input and advice as to executive compensation affecting members of the senior management team other than himself. Compensation decisions and recommendations made as to Mr. Smith are made without the participation of Mr. Smith. All decisions by the Personnel Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors, except for decisions about awards under certain of the Company's stock- based compensation plans, which can be made solely by the Committee. The Committee meets at least annually to review and make recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and other executives.

      The decisions made by the Personnel Committee as to executive compensation are subjective in nature, and not subject to specific criteria. Set forth below are certain considerations taken into account in determining compensation for the Chief Executive Officer ("CEO") and the other executive officers.

      Base Salaries-In determining the base salaries for the CEO and other executive officers, the committee reviews salaries to ensure that the Bank's base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order for the Bank to attract and retain persons of high quality. The Bank has retained the services of Tom Warren and Associates, Inc., compensation consultants ("Warren"), to provide an independent outside survey and analysis of the appropriateness of senior management compensation. Warren's salary data was based upon financial institutions engaged in comparable activities and provided information as to the median salary by position. Warren relied on several established surveys in establishing the salary ranges for senior management positions. The Committee relied upon the market salaries as indicated by the Warren report in approving salary adjustments.

      Bonus Awards-Bonus compensation for the executive officers generally consist of cash bonuses and long-term benefits such as stock option plans, etc. There is no established incentive compensation or bonus plan. Historically, the Personnel Committee has granted cash bonuses to executive officers based on profitability and/or other factors regarding individual accomplishments and performance towards meeting overall Company and Bank goals and objectives.

      The Company also maintains stock benefit plans in order to promote the growth and profitability of Granite State and to provide key officers and employees with an incentive to achieve corporate objectives. Prior to 1997, the only stock benefit plan was the option plan adopted in 1986 in connection with the conversion of the Bank to stock form and the Company's initial public offering. No grants have been made under this plan since 1992. In April 1997, a stock benefit plan was adopted, and options were granted to certain officers of the Company and the Bank. Information concerning individual grants of options is located in the Options Granted Table in this proxy statement.

      Compensation of Chief Executive Officer-The Board of Directors approved a base salary for the CEO for the year 1997 of $254,832 which represented a 6.0% increase from the base salary provided in 1996. The salary level was based upon the compensation survey provided by Warren. Although Mr. Smith's contract calls for a minimum increase of 10% per year, the actual increase, with the consent of Mr. Smith, has historically been less. The Base salary adjustment for the year 1997 was agreeable to Mr. Smith. The Committee also recommended that a bonus of $101,933 be paid to the Chief Executive Officer. The 1997 bonus primarily reflected the Company's net income exclusive of the effects of the acquisition of Primary Bank, as well as the successful completion of the Primary Bank acquisition. The CEO also received an allocation of shares of Common Stock under the Employee Stock Ownership Plan (which was established in
1986), which allocation was automatic under the ESOP in accordance with the provisions of the ESOP Plan. In 1997, the Board adopted an incentive stock benefit plan and granted Mr. Smith an option to purchase 75,000 shares of Common Stock at an exercise price equal to the market value of the Common Stock at the date of grant, which represented 26.9% of all options granted in 1997. In making this grant, the committee took into account that only one option plan had been adopted by the Company since it went public in 1986, which plan expired in 1996, that no options had been granted since 1992, and the performance of the Company over that period of time while Mr. Smith had been Chief Executive Officer.

                              PERSONNEL COMMITTEE

                           WILLIAM SMEDLEY, CHAIRMAN
                               JANE B. REYNOLDS
                                JAMES L. KOONTZ
                                CHARLES W. SMITH

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN<F*>

      The graph below compares the cumulative total shareholder return on Granite State common stock for the last five years against the cumulative total return of the SNL New England Bank Index and the NASDAQ Total Return Index for the same period.

                                                            PERIOD ENDING
                                    ---------------------------------------------------------------
INDEX                               12/31/92   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
-----                               ---------------------------------------------------------------

Granite State Bankshares, Inc.      $100.00    $132.15    $163.46    $243.22    $332.77    $627.65
NASDAQ -- Total US                   100.00     114.80     112.21     158.70     195.19     239.53
SNL New England Bank Index           100.00     102.57      98.57     161.62     220.39     350.81

-------------------
<F*>  Investment of $100 in Granite State's common stock, the SNL New England
      Bank Index and the NASDAQ Total Return Index. Total return assumes reinvestment of all dividends.

      Summary Compensation Table. The following table shows, for the years ended December 31, 1997, 1996 and 1995, the cash compensation paid by Granite State or its subsidiary, as well as certain other forms of compensation paid or accrued for those years, to the executive officers of the Company who each received total salary and bonus in excess of $100,000 in 1997 ("Named Executive Officers").

                                                                                                 LONG TERM
                                                           ANNUAL COMPENSATION                 COMPENSATION
                                              ---------------------------------------------   ---------------
                                                                                                  AWARDS
                                                                                              ---------------
                                                                                                SECURITIES
                                                                           OTHER ANNUAL         UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR    SALARY($)     BONUS($)   COMPENSATION($)<F4>   OPTIONS(#)<F2>    COMPENSATION<F3>
-----------------------------------    ----   ------------   --------   -------------------   ---------------   ----------------

Charles W. Smith                       1997   $270,082<F1>   $101,933      $132,804<F5>            75,000           $26,479
Chairman and Chief Executive           1996    252,308<F1>     96,163       132,804<F5>                --            19,097
Officer of Granite State and           1995    235,800<F1>     79,380            --                    --            10,742
Granite Bank

William C. Henson                      1997    125,198         35,055        19,674<F5>            37,500            19,064
Executive Vice President of the        1996    119,236         33,386        48,628<F5>                --            16,639
Company and Director of Community      1995    113,558         28,390            --                    --            10,169
Banking of the Bank

Charles B. Paquette                    1997    125,198         35,055        37,382<F5>            37,500            19,481
Executive Vice President, Chief        1996    119,236         33,386        36,398<F5>                --            16,769
Operating Officer and Secretary        1995    113,558         28,390            --                    --            10,185
of the Company and the Bank

William G. Pike                        1997    125,198         35,055            --                37,500            14,493
Executive Vice President and Chief     1996    119,236         33,386            --                    --            15,116
Financial Officer of the Company       1995    113,558         28,390            --                    --            10,153
and the Bank

-------------------
<F1>  Includes Board of Directors' fees.

<F2>  No options were granted during the years ended December 31, 1996, and
      1995.

<F3>  Reflects amounts allocated to officers' accounts pursuant to the Employee
      Stock Ownership Plan ("ESOP"). Amounts reflect the number of shares allocated for the respective year, multiplied by the year-end price per share of Common Stock, which were $26.75, $14.50 and $7.58 at December 31, 1997, 1996 and 1995, respectively.

<F4>  For the periods presented, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for each year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; or (d) preferential discounts on stock.

<F5>  Represents the reimbursement by the Company of taxes related to the exercise by the executive of nonstatutory stock options, which reimbursement approximated the tax benefit received by the Company.

      Employment Agreements. Granite State and Granite Bank have entered into contracts with Messrs. Smith, Paquette, Henson and Pike. Mr. Smith receives a minimum base salary of $290,000 under this 5 year contract subject to minimum annual increases of 10%. The contract automatically renews each year, so that the remaining term is five years unless notice of nonrenewal is provided by the Board in which event the contract expires five years after such notice. In the event of a change in control as defined in the contract of Granite State or Granite Bank, resulting in a termination of employment, other than for cause, or upon certain other events of termination of employment other than for cause, Mr. Smith would receive a severance payment equal to the greater of the payments remaining under the contract or three times his average annual salary for the five immediately preceding years, plus an accelerated retirement benefit. In addition, the Company is obligated to indemnify Mr. Smith for any golden parachute excise tax, and any income tax with respect to such indemnification payment, for which he would become liable in connection with a termination following a change in control.

      Messrs. Paquette, Henson and Pike have entered into contracts for three year terms providing that in the event of a change in control as defined therein, followed by a termination of employment or upon certain other events of termination of employment, other than for cause, each would receive a severance payment equal to three times their respective average annual salaries (over the last 3 years) plus accelerated retirement benefits and continued health insurance. These contracts automatically renew each year, so that the remaining term is three years, unless notice of nonrenewal is provided by the Board, in which event the contracts expire three years after such notice.

      Under all of the contracts, in the event of a change in control of Granite State or Granite Bank, previously granted but unexercised stock options will become fully vested and accelerated retirement benefits and insurance coverage will be provided and continued. The officer will be reimbursed for all legal expenses incurred in enforcing the employment contract. Such payments will be made and such rights will vest if the officer terminates his employment following a change in control, either involuntarily or voluntarily.

      Under current tax law, certain of the payments that may be made under these agreements in the event of a change in control may not be deductible by Granite State.

      Stock Option Plan. Prior to 1997, the only stock option plan adopted by the Board of Directors, which was approved by the stockholders, was established in connection with the Company's initial public offering in 1986. This plan terminated in 1996, and options thereunder were last granted in 1992. In 1997, the Board adopted the 1997 Long-Term Incentive Stock Benefit Plan, and stock options have been granted thereunder. In addition, there currently are outstanding options to purchase Company Common Stock that originated as options to purchase Primary Bank common stock under various Primary Bank option plans, which options were assumed by the Company as a result of the acquisition of Primary Bank on October 31, 1997.

      Set forth below is information relating to options granted under the Stock Option Plans to Named Executive Officers during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF STOCK
                                                                                    PRICE APPRECIATION
                               INDIVIDUAL GRANTS                                      FOR OPTION TERM
--------------------------------------------------------------------------------   ---------------------
                                     PERCENT OF TOTAL
                                     OPTIONS GRANTED
                         OPTIONS       TO EMPLOYEEES    EXERCISE OR   EXPIRATION
        NAME           GRANTED<F1>       IN 1997        BASE PRICE       DATE         5%         10%
--------------------   -----------   ----------------   -----------   ----------   --------   ----------

Charles W. Smith         75,000           26.88%          $17.00       4/16/07     $801,840   $2,032,020
William C. Henson        37,500           13.44%           17.00       4/16/07      400,920    1,016,010
Charles B. Paquette      37,500           13.44%           17.00       4/16/07      400,920    1,016,010
William G. Pike          37,500           13.44%           17.00       4/16/07      400,920    1,016,010

-------------------
<F1>  Options granted to Mr. Smith are exercisable in equal installments over a ten year period and the options granted to Messrs. Henson, Paquette and Pike are exercisable in equal installments over a seven year period. All options granted include a reload feature, which automatically grants a new option, with an exercise price at the then fair market value, equal in number to the number of shares used as payment for the exercise price.

      Set forth below is certain information concerning options exercised in 1997 by the Named Executive Officers, and options outstanding to such Named Executive Officers at December 31,1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                             FISCAL YEAR-END(#)             FISCAL YEAR-END<F2>
                       SHARES ACQUIRED      VALUE       ----------------------------   ----------------------------
        NAME            UPON EXERCISE    REALIZED<F1>   EXERCISABLE/UNEXERCISABLE(#)   EXERCISABLE/UNEXERCISABLE($)
--------------------   ---------------   ------------   ----------------------------   ----------------------------

Charles W. Smith           35,250          $396,563        20,100        75,000          $470,742      $731,250
William C. Henson           6,240            70,200        25,807        37,500           604,399       365,625
Charles B. Paquette        10,970           143,889        26,883        37,500           629,600       365,625
William G. Pike            19,050           214,313             0        37,500                 0       365,625

-------------------
<F1>  Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the shares of Common Stock received upon exercise computed by using the closing bid price of the Common Stock as quoted on Nasdaq Stock Market on the date of exercise.

<F2>  Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 1997, at which date the last sale price of the Common Stock as quoted on the Nasdaq Stock Market was $26.75.

      Defined Benefit Plan. Granite State provides a defined benefit retirement plan for all eligible employees of Granite State and its subsidiary age 21 or older who have completed at least one year of credited service. Benefits earned become 100% vested after 5 years of vesting service after the attainment of age
18. The normal form of benefit at retirement is a straight life annuity. A participant's retirement benefit will equal 2% of the participant's average annual earnings (over a 3-year period) multiplied by the number of years of credited service (up to a maximum of 30 years), reduced by 1-2/3% of his primary social security benefit multiplied by the number of years of credited service (up to 30 years).

      The following table indicates the estimated annual benefit payable to employees under the Defined Benefit Plan by the salary and years of service classifications indicated, assuming retirement at age 65, during 1997 and a straight life annuity form of payment. As of December 31, 1997, Messrs. Smith, Henson, Paquette and Pike, had 24 years and 10 months, 17 years, 23 years and 2 months and 6 years and 1 month, respectively, of credited service for purposes of the defined benefit retirement plan. Messrs. Smith, Henson and Paquette will have more than the maximum credited service of 30 years at the normal retirement age. Mr. Pike will have 24 years and 9 months of credited service, at the normal retirement age.

                     BENEFIT BASED UPON YEARS OF CREDITED SERVICE AT AGE 65
   AVERAGE        ------------------------------------------------------------
   EARNINGS       10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS
   --------       --------     --------     --------     --------     --------

   $ 40,000       $ 5,552      $ 8,328      $11,104      $13,879      $16,655
     60,000         9,315       13,973       18,631       23,288       27,946
     80,000        13,309       19,964       26,619       33,273       39,928
    100,000        17,309       25,964       34,619       43,273       51,928
    120,000        21,309       31,964       42,619       53,273       63,928
    140,000        25,309       37,964       50,619       63,273       75,928
    160,000        29,309       43,964       58,619       73,273       87,928
    180,000        29,309       43,964       58,619       73,273       87,928
    200,000        29,309       43,964       58,619       73,273       87,928
    220,000        29,309       43,964       58,619       73,273       87,928
    240,000        29,309       43,964       58,619       73,273       87,928
    260,000        29,309       43,964       58,619       73,273       87,928
    280,000        29,309       43,964       58,619       73,273       87,928
    290,000        29,309       43,964       58,619       73,273       87,928

      Under the Internal Revenue Code of 1986 (the "Code"), the maximum benefit payable under the Defined Benefit Plan per year, in 1997, was $125,000. The compensation utilized in the formula to calculate pension benefits consists of the salary reported in the "Summary Compensation Table." The benefit amounts shown in the preceding table are subject to deductions for Social Security benefits or other offset amounts. Under the Code, only $160,000 of compensation may be considered for purposes of determining retirement benefits.

      Supplemental Executive Retirement Plan. In August 1996, the Bank restated its Supplemental Executive Retirement Plan ("SERP"). The SERP is designed to provide a benefit (less the benefits in fact provided under the defined benefit plan) that is equal to 60% of the participant's average annual salary at retirement, which would have been provided to the participant but for the restrictions imposed by the Code, plus the SERP is designed to provide an additional benefit to replace amounts the covered executive is giving up under the Bank's ESOP as a result of Code restrictions. Currently, Mr. Smith is the only designated participant in the SERP. Under the restated SERP, the amount of benefit to which the executive would be entitled has been actuarially determined to be $184,797 upon retirement at age 62. The benefit will be paid over the executive's life or 20 years, whichever is greater. The Bank has established a rabbi trust which has purchased life insurance policies on the executive's life in order to ensure that the Bank can satisfy its obligation under the SERP. The Bank makes annual contributions in an amount equal to the expense accrual under the SERP, into a secular trust for the benefit of the executive. Amounts accrued prior to the restatement of the SERP were transferred to the secular trust. In the event of the executive's termination of employment within 36 months of a change in control of the Bank, or in the event of the executive's death, the Bank is required to make contributions to the secular trust from its general assets or from the assets held by the rabbi trust which, when added to the remaining assets in the secular trust, are sufficient to fund the supplemental retirement income benefit. Contributions with respect to the SERP relating to the years 1997, 1996 and 1995 were $256,873, $175,748 and $80,769, respectively.

INDEBTEDNESS OF MANAGEMENT AND TRANSACTIONS WITH CERTAIN RELATED PERSONS

      In the ordinary course of business, Granite Bank makes loans to Granite State's and the Bank's directors, officers and parties related to them. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present other unfavorable features.

         PROPOSAL 2 -- APPROVAL OF THE GRANITE STATE BANKSHARES, INC.
                  1997 LONG-TERM INCENTIVE STOCK BENEFIT PLAN

      The Board of Directors of the Company has adopted the 1997 Long-Term Incentive Stock Benefit Plan (the "1997 Stock Benefit Plan"). The Board of Directors adopted this plan in order to provide the Company the flexibility and advantages needed to attract, retain and motivate key employees and directors. The purpose of the 1997 Stock Benefit Plan is to advance the interests of the Company and to increase shareholder value by providing officers, employees and directors of the Company with a proprietary interest in the growth and performance of the Company and with incentives for continued service to the Company. The following is a summary of the material features of the 1997 Stock Benefit Plan, which is qualified in its entirety by reference to the provisions of the plan attached hereto as Appendix A.

GENERAL

      The 1997 Stock Benefit Plan was adopted by the Board of Directors in April of 1997, and will remain in effect for a period of ten years. The 1997 Stock Benefit Plan authorizes the issuance of up to 550,000 shares of Common Stock of the Company pursuant to the grants of stock options, stock appreciation rights, or stock awards.

      The 1997 Stock Benefit Plan will be administered by a committee (the "Committee") appointed by the Board of Directors, or by the Board of Directors itself (references to the Committee shall include the Board to the extent it administers the Plan). The Committee will be comprised of two or more "Non-employee Directors" of the Board of Directors, as such term is defined in Rule 16b-3 of the Exchange Act. The Committee has full and exclusive power within the limitations set forth in the 1997 Stock Benefit Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Plan's purposes; and interpreting and otherwise construing the 1997 Stock Benefit Plan. The 1997 Stock Benefit Plan may be amended by the Board or the Committee, without the approval of shareholders, but no such amendments may adversely affect any outstanding awards under the 1997 Stock Benefit Plan without the consent of the holders thereof.

ELIGIBILITY

      Any employee or director of the Company or of any of its subsidiaries shall be eligible to receive an award under the 1997 Stock Benefit Plan.

TYPES OF AWARDS

      The Committee shall determine the types of awards to be made to each participant under the Plan and shall approve the terms and conditions governing these awards. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. The 1997 Stock Benefit Plan provides flexibility in structuring long-term incentive agreements for various groups and levels of executives, directors and other participants. The flexibility will permit the Company to grant one form of award or combination of awards to certain participants while using another award type or mix for others. Awards may include, but are not limited to, the following:

      Stock Options. Stock options will constitute rights entitling their holders to purchase shares of the Company's Common Stock during a specified period. The purchase price of each option may not be less than 100% of fair market value on the date of grant. Fair market value for purposes of the 1997 Stock Benefit Plan means the reported closing price of the Common Stock on the day of grant or if the Common Stock is not traded on such date, on the next preceding day on which the Common Stock was traded.

      Any stock option granted in the form of any incentive stock option will be intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Only options granted to employees qualify for incentive stock option treatment. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of the exercise in cash or such other method as provided by the Committee. Such payment may include tendering shares of Common Stock or surrendering of a stock award, or a combination of methods. Accelerated ownership stock option rights may be granted simultaneously with, or subsequent to, the grant of any option. If an option grant contains an accelerated ownership stock option right, and if a participant pays all or part of the exercise price of the option with previously owned shares of Common Stock, then upon exercise of the option the participant will be granted an accelerated ownership stock option to purchase at the fair market value as of the date of grant of the accelerated ownership stock option, a number of shares of Common Stock equal to the number of whole shares used by the par-ticipant to pay for the exercise of the initial option and the number of whole shares, if any, withheld by the Company in payment for withholding tax in connection with the exercise of the initial option. Accordingly, the accelerated ownership stock option rights do not increase the total number of shares owned by a participant, or the aggregate shares outstanding, but permit the participant to use previously owned shares of Common Stock to exercise stock options without decreasing his or her proprietary interest in the Company. An accelerated ownership option may not be exercised prior to the expiration of six months from the date of the grant of the accelerated ownership option.

      Stock Appreciation Rights. Stock appreciation rights ("SARs") entitle their recipients to receive payments in cash, shares of Common Stock, or a combination thereof, as determined by the Committee. Any such payments shall represent the appreciation in market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation will be measured by the excess of the fair market value on the date of exercise over the fair market value of the Company's Common Stock on the date of grant of the SAR or the grant of an award which the SAR replaced.

      Stock Awards. Stock awards may constitute actual shares of Common Stock or may be denominated in stock units which entitle the recipient to receive future payments in either shares, cash, or a combination thereof. Stock awards may be subject to conditions established by the Committee as set forth in the award agreement, and which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of performance. Stock awards may be subject to restrictions and contingencies regarding vesting and eventual payment as the Committee may determine.

      Any awards made under the 1997 Stock Benefit Plan may be subject to vesting and other contingencies as determined by the Committee. Awards will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award. The Committee in its discretion may accelerate or extend the period for the exercise or vesting of awards.

      The Committee may provide that awards under the 1997 Stock Benefit Plan earn dividend equivalents, to be paid currently or at a later date or dates, subject to such conditions as the Committee may establish. Award payments may also be deferred as determined by the Committee. Such deferral settlements may include the crediting of dividend equivalents if denominated in stock awards, or interest if denominated in cash. Shares of Common Stock underlying stock awards may be voted by the participant prior to vesting.

      Generally, all awards, except nonincentive stock options, granted under the 1997 Stock Benefit Plan shall be nontransferable except by will or in accordance with the laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards can be exercised only by him or her. The Committee may permit a participant, to designate a beneficiary to exercise or receive any rights that may exist under the 1997 Stock Benefit Plan upon the participant's death.

CHANGE IN CONTROL

      Upon the occurrence of an event constituting a change in control of the Company, all awards outstanding will become immediately vested, and stock awards will be distributed.

      A change in control is defined, generally, to mean (i) a change in control of the nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, or as defined under the Change in Bank Control Act and the Rules and Regulations thereunder; (ii) the acquisition of 25% or more of the Common Stock; (iii) a tender offer, a merger, sale of assets, or change of a majority of the current Board of Directors (generally disregarding any change approved by such Board); or (iv) a solicitation of proxies by someone other than the management of the Company, seeking shareholder approval of a business combination.

TAX CONSEQUENCES

      The following are the federal tax consequences generally arising with respect to awards granted under the 1997 Stock Benefit Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of a stock option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequences to the Company in connection with the dispositions of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under the incentive stock option before the applicable incentive stock option holding periods have been satisfied.

      With respect to other awards granted under the 1997 Stock Benefit Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received and the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability or subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount.

ADDITIONAL INFORMATION

      Options have been granted under the 1997 Stock Benefit Plan to the following employees and outside directors in the amounts set forth in the table below. As of March 13, 1998 the last sale price of the Common Stock, as reported on the Nasdaq National Market, was $26.38. The exercise price for all options granted is the fair market value of a share of Common Stock on the date of grant.

                                                 NUMBER OF SHARES
                                                TO BE RECEIVED UPON
      NAME AND PRINCIPAL POSITION             EXERCISE OF OPTIONS<F1>
---------------------------------------       -----------------------

Charles W. Smith
Chairman and Chief Executive Officer                   93,000

Charles B. Paquette
Executive Vice President and Chief
Operating Officer                                      46,500

William C. Henson
Executive Vice President                               46,500

William G. Pike
Executive Vice President and Chief
Financial Officer                                      46,500

All executive officers as a
 group (five persons)                                 243,500

All non-employee directors
 as a group (nine persons)<F2>                         45,750

All employees, excluding
 executive officers, as a group                        64,750

-------------------
<F1>  The value of the stock options is not determinable because the exercise price was equal to the fair market value of the Company's Common Stock at the time of the award. For an estimate of the value of the stock options granted to the Named Executive Officers during 1997 assuming certain rates of stock price appreciation over the option term, see "Executive Compensation-Option Grants in Last Fiscal Year."

<F2>  Each outside director of Granite State and the Bank (other than former
      Primary Bank Directors) has been granted an option to purchase 6,000 shares of Common Stock. Each outside director of Granite State, but not of the Bank (other than former Primary Bank Directors) has been granted an option to purchase 2,250 shares of Common Stock and each outside director of the Bank, but not of Granite State (other than former Primary Bank Directors) has been granted an option to purchase 3,750 shares of Common Stock. The Directors who were former Directors of Primary Bank have options granted and outstanding under plans adopted by Primary Bank, and have not been granted additional options under the 1997 Long- Term Incentive Stock Benefit Plan.

      Awards of restricted stock have been granted under the 1997 Stock Benefit Plan to the following person as indicated in the table below.

                                           NUMBER OF SHARES
     NAME AND PRINCIPAL POSITION           SUBJECT TO AWARD       DOLLAR VALUE<F1>
-------------------------------------      ----------------       ----------------

Charles W. Smith
Chairman and Chief Executive Officer            10,000                $ 238,750

Charles B. Paquette
Executive Vice President and Chief
Operating Officer                                5,000                  119,375

William C. Henson
Executive Vice President                         5,000                  119,375

William G. Pike
Executive Vice President and Chief
Financial Officer                                5,000                  119,375

All executive officers as a
 group (five persons)                           32,500                  775,938

All non-employee directors
 as a group (nine persons)                          --                       --

All employees, excluding
 executive officers, as a group                     --                       --

--------------------
<F1>  Based on the market value of the Common Stock on January 9, 1998, the date of grant.

      As of March 13, 1998, the last sale price of the Common Stock, as reported on the Nasdaq National Market, was $26.38. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for approval of the 1997 Stock Benefit Plan. The purpose of obtaining shareholder approval of the 1997 Stock Benefit Plan is to qualify the Plan for the granting of incentive stock options and to satisfy the requirement for the listing of the Company's Common Stock on the NASDAQ National Market. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE APPROVAL OF THE GRANITE STATE BANKSHARES, INC. 1997 LONG-TERM INCENTIVE STOCK BENEFIT PLAN.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE GRANITE STATE BANKSHARES, INC. 1997 LONG-TERM INCENTIVE STOCK BENEFIT PLAN.

       PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Company's independent auditors for the fiscal year ended December 31, 1997 were Grant Thornton LLP. The Company's Board of Directors has reappointed Grant Thornton LLP to continue as independent auditors for the Bank and the Company for the year ending December 31,1998 subject to ratification of such appointment by the stockholders.

      Representatives of Grant Thornton LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                            ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

      To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders to be held in 1999, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement, not later than November 19,1998. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

      The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an Annual Meeting. The stockholder must give written advance notice to the Secretary of the Company not less than one hundred twenty (120) days before the date on which the Company's proxy statement was released to stockholders in connection with the previous annual meeting. The advance notice by a stockholder must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and the number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

           OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked.

      A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO GRANITE STATE BANKSHARES, INC., MR. WILLIAM G. PIKE, EXECUTIVE VICE PRESIDENT, 122 WEST STREET, KEENE, NEW HAMPSHIRE 03431.


By Order of the Board of Directors


/s/ CHARLES B. PAQUETTE
Charles B. Paquette, Secretary
Keene, New Hampshire
March 19, 1998


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                     APPENDIX A

                        GRANITE STATE BANKSHARES, INC.
                  1997 LONG-TERM INCENTIVE STOCK BENEFIT PLAN

      1. PURPOSE. The purpose of the Granite State Bankshares, Inc. 1997 Long-term Incentive Stock Benefit Plan (the "Plan") is to advance the interest of Granite State Bankshares, Inc. (the "Company") and to increase shareholder value by providing outside directors and key employees of the Company and its affiliates, including Granite Bank (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the growth and performance of the Company and to encourage their continued service with the Company and its affiliates. A purpose of the Plan is also to attract people of experience and ability to the Company and its affiliates.

      2. TERM. The Plan shall be effective as of April 16, 1997 (the date of board of directors approval) (the "Effective Date") and shall remain in effect until April 16, 2007 (ten years from such date) unless sooner terminated by the Company's Board of Directors (the "Board"). The Plan shall be submitted for stockholder approval. After termination of the Plan, no future awards may be granted but previously made awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

      3. PLAN ADMINISTRATION. A committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of either (i) at least two "Non-Employee Directors" of the Company, or (ii) the entire Board of the Company. A "Non-Employee Director" means, for purposes of the Plan, a director who (a) is not employed by the Company or an affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a director) of greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K. Actions and decisions of the Committee shall be approved by a majority of the members of the Committee. The Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or accelerated, canceled, extended, forfeited or suspended; (iv) adoption of modifications, amendments, procedures, subplans and the like as are necessary; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company.

      4. ELIGIBILITY. Any employee of the Company shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Stock Awards, Stock Appreciation Rights, and Accelerated Ownership Option Rights under the Plan. Outside directors shall be eligible to receive Non- Statutory Stock Options, Accelerated Ownership Option Rights and Stock Awards under the Plan. The term "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee. An "outside director" means a director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

      5. SHARES OF STOCK SUBJECT TO THE PLAN. There shall be 550,000 shares of Common Stock in the aggregate reserved for issuance under the Plan, which shares shall be available for issuance (subject to adjustment as provided in Section 6) pursuant to the exercise of stock options, granted under Sections 7(a) and (c) of the Plan, or Stock Awards, under Section 7(d) of the Plan. The maximum number of shares that may be subject to all awards granted to any one employee of the Company is 200,000.

      In instances where a stock appreciation right ("SAR") or other award is settled in cash or any form other than shares, then the shares covered by these settlements shall not be deemed issued and shall remain available for issuance under the Plan. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan. In addition, any shares that are used for the full or partial payment of the exercise price of any option in connection with an Accelerated Ownership Option Right will not be counted as issued under the Plan and will be available for future grants under the Plan.

      Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

      6. ADJUSTMENTS AND REORGANIZATIONS.

      (a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options or Stock Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate Stock Option purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the Stock Option purchase price per share.

      (b) Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to Section 22 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Stock Option or Stock Awards theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to such Stock Option or Stock Awards would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Stock Option purchase price per share so that the aggregate Stock Option purchase price thereafter shall be the same as the aggregate Stock Option purchase price of the shares remaining subject to the Stock Option immediately prior to such reorganization, merger, or consolidation.

      Adjustments under this Section 6 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The granting of awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

      7. AWARDS. The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing these awards in accordance with Section 11. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity.

      (a) Stock Option - is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each option shall be the Fair Market Value of a share on the date such option award was granted. However, if a key employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates (or under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code") is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. A stock option may be exercised in whole or in installments, which may be cumu-lative. A stock option may be in the form of an Incentive Stock Option which complies with Section 422 of the Code, as amended, and the regulations thereunder at the time of grant, or a Non-Statutory Stock Option. A Non-Statutory Stock Option means an option granted by the Committee to (i) an outside director or (ii) to any other participant, and such option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise, in either cash or such other methods as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either actually or by attestation) Common Stock at Fair Market Value on the date of surrender, or any combination thereof.

      (b) Stock Appreciation Right - is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date of grant of the SAR as set forth in the applicable award agreement, except that, in the case of an SAR granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted.

      (c)   Accelerated Ownership Option Rights - as defined in Section 12.

      (d) Stock Award - is an award made in stock or denominated in units of stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

      8. DEFERRALS AND SETTLEMENTS. Payment of awards may be in the form of cash, stock, other awards, or in combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. The Committee may also require or permit participants to elect or defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

      9. FAIR MARKET VALUE. Fair Market Value for all purposes under the Plan shall mean the reported closing price of Common Stock as reported by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") (as published in The Wall Street Journal) on such date or if the Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded thereon. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

      10. TRANSFERABILITY AND EXERCISABILITY. All awards other than Non-Statutory Stock Options under the Plan will be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Committee. In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the representative participant with respect to any outstanding awards.

      If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the Participant. However, in the case of participants covered by Section 16 of the 1934 Act, any contrary requirements of Rule 16b-3 under the 1934 Act, or any successor rule, shall prevail over the provisions of this Section.

      Awards granted pursuant to the Plan may be exercisable pursuant to a vesting schedule as determined by the Committee. The Committee may, in its sole discretion, accelerate or extend the time at which any Stock Option may be exercised, or any Stock Award may vest, in whole or in part, provided, however, that with respect to an Incentive Stock Option, it must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option. The Committee may also, in its sole discretion, extend the time period within which a stock option must be exercised before it expires. Notwithstanding the above, in the event of Retirement (as herein defined), death or Disability, all awards shall immediately vest. "Retirement" means retirement at the normal retirement date as set forth in the Bank's pension plan, or in accordance with any written agreement entered into with a participant, or in the absence of the foregoing, as determined by the Board of Directors in the event there is no such plan. "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of the paid employee's lifetime.

      11. AWARD AGREEMENTS. Awards under the Plan shall be evidenced by an agreement as shall be approved by the Committee that sets forth the terms, conditions and limitations to an award and the provisions applicable in the event the participant's employment terminates, provided however, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant. However, if any key employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the date of grant.

      In addition, to the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its affiliates) shall not exceed $100,000. In the event the amount exercisable shall exceed $100,000, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

      12. ACCELERATED OWNERSHIP STOCK OPTION RIGHTS. The Committee may grant the right to receive an Accelerated Ownership Option simultaneously with, or subsequent to, the grant of any stock option, with respect to all or some of the shares covered by such stock option. In the event an Accelerated Ownership Option Right has been granted, upon the exercise of the related Stock Option, the participant will be granted an Accelerated Ownership Stock Option (which may be an Incentive or Non-Incentive Stock Option) to purchase a number of shares of Common Stock equal to the sum of the number of whole shares of Common Stock used by the participant in payment of the purchase price of the Stock Option. The exercise price of the Accelerated Ownership Option shall be the Fair Market Value of the Common Stock on the date of grant of the Accelerated Ownership Option. The term during which the Accelerated Ownership Option may be exercised (and the other terms and conditions) shall be determined by the Committee, but in no event shall an Accelerated Ownership Option be exercisable in whole or in part before the expiration of six months from the date of the grant of the Accelerated Ownership Option.

      13. PLAN AMENDMENT. The Board or the Committee may modify or amend the Plan as it deems necessary or appropriate or modify or amend an award received by key employees and/or outside directors. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of the holders thereof.

      14. TAX WITHHOLDING. The Company may deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy taxes and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

      15. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Unless otherwise determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

      16. UNFUNDED PLAN. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

      17. FUTURE RIGHTS. No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company.

      18. GENERAL RESTRICTION. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any sate or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the grant or settlement thereof, such award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      19. GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of New Hampshire and applicable Federal law.

      20. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the guardian or estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

      21. RIGHTS AS A SHAREHOLDER. A participant shall have no rights as a shareholder with respect to awards under the Plan until he or she becomes the holder of record of shares granted under the Plan.

      22. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan, the following shall apply to all outstanding awards granted under the
Plan:

      (a)   Definitions.

      The following definitions shall apply to this Section:

      "Change in Control" of the Bank or the Company means a Change in Control of a nature that: (i) would be required to be reported in response to
      Item 1(a) of the current report on Form 8-K, as in effect on the date hereof pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act, as administered by the Federal Reserve Board, as in effect on the effective date of this Plan. In addition to the above, a Change in Control shall be deemed to have occurred at such time and payments and benefits under this Section shall be made as (iii) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule d-3 under the Exchange
      Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (iv) individuals who constituted the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same nominating board serving under an Incumbent Board, shall be, for purposes of this clause (iv), considered as though he were a member of the Incumbent Board; or (v) a merger, consolidation or sale of all or substantially all the assets of the Bank or the Company in which the Bank or Company is not the surviving institution occurs; or
      (vi) a proxy statement, whether or not supported by management or the Board of Directors, soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or reorganization are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (vii) a tender offer is made for 25% or more of the voting securities of the Bank or the Company. Notwithstanding the above, the Board of Directors shall have the right to determine that a Change in Control has occurred.

      (b)   Acceleration of Vesting and Payment of SARs.

            (1) Upon the occurrence of an event constituting a Change in Control, all SARs, stock options, or any other award granted pursuant to this Plan outstanding on such date shall become 100% vested.

            (2) Upon the occurrence of an event constituting a Change in Control involving an exchange of stock, all stock options shall become options to purchase the exchanged stock at the applicable exchange ratio (with no change in the aggregate exercise price).

      23. COMPLIANCE WITH SECTION 16. With respect to persons subject to
Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or actions of the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee administrators.

      24. TERMINATION OF EMPLOYMENT. Upon the termination of an employee's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the employee's Stock Options shall be exercisable, and all Stock Awards shall vest, but only as to those shares that were immediately purchasable by, or vested in, such employee at the date of termination, and options may be exercised only for a period of three months following termination. In the event of termination of employment for Cause (as defined herein) all rights and awards granted to an employee under the Plan not exercised or vested shall expire upon termination of employee.

      "Termination for Cause" means the termination upon an intentional failure to perform stated duties, or a breach of a fiduciary duty involving personal dishonesty, or a willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or a final cease-and-desist order -- any of which results in material loss to the Company or one of its affiliates.

      No option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of retirement or termination of employment following a Change in Control; and provided further, that no option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than one year following termination of employment due to death or Disability and provided further, in order to obtain Incentive Stock Option treatment for options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three (3) months of termination of employment. Upon the termination of an employee's service for reason of Disability, Retirement, Change in Control or death, the employee's Stock Options shall be exercisable, and Stock Awards shall vest, as to all shares subject to an outstanding award, whether or not otherwise immediately purchasable by, or vested in, such employee at the date of termination and options may be exercised for a period of one year following termination. In no event shall the exercise period extend beyond the expiration of the Stock Option term.

      Upon the termination of a director's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the director's Stock Options shall be exercisable, and Stock Awards shall vest, but only as to those shares that were immediately purchasable by, or vested in, such director at the date of termination, and options may be exercised for a period of one year following termination of service. In the event of termination of service for cause (as defined above) all rights granted to the director under the Plan not exercised by or vested in such director shall expire upon termination of service. Upon the termination of a director's service for reason of Disability, Retirement, Change in Control or death, Stock Options shall be exercisable, and Stock Awards shall vest, as to all shares subject to an outstanding award, whether or not otherwise immediately purchasable by, or vested in, such director at the date of termination and options may be exercised for a period of one year following termination.

                                 [PROXY CARD]


                                REVOCABLE PROXY
                        GRANITE STATE BANKSHARES, INC.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 14, 1998

      The undersigned hereby appoints the Proxy Committee of the Board of Directors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at an Annual Meeting of Stockholders ("Meeting") to be held at the Keene Country Club, Keene, New Hampshire at 10:00 a.m. (local time) on April 14, 1998. The Proxy Committee of the Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                        FOR ALL
                                                     FOR    WITHHELD    EXCEPT
1.    The election as directors of all nominees      [ ]       [ ]        [ ]
      listed (except as marked to the contrary below):

      David J. Houston, Christopher J. Flynn, Forrest D. McKerley, Dr. David M. Bartley, Charles W. Smith,
      C. Robertson Trowbridge and James C. Wirths, III

      INSTRUCTION: To withhold your vote for any nominee(s), mark
      "For All Except" and write that nominee's name on the line below.

      ________________________________________________________________________


                                                        FOR   AGAINST   ABSTAIN

2.    The approval of the Granite State Bankshares,     [ ]     [ ]       [ ]
      Inc. 1997 Long-Term Incentive Stock Benefit Plan.

3.    The ratification of the appointment of Grant      [ ]     [ ]       [ ]
      Thornton LLP as auditors for the fiscal year ending December 31, 1998.

      Check box if you plan to attend Meeting ----------------------->    [ ]

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING WITHOUT LIMITATION A MOTION TO ADJOURN OR POSTPONE THE ANNUAL MEETING TO ANOTHER TIME AND/OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES OR OTHERWISE, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

                                               -----------------------------
         Please be sure to sign and date      | Date                        |
          this Proxy in the box below.        |                             |
 ---------------------------------------------------------------------------
|                                                                           |
|                                                                           |
 -------Stockholder sign above-----------Co-holder (if any) sign above------

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                        GRANITE STATE BANKSHARES, INC.

      Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy card prior to a vote being taken on a particular proposal at the Meeting.

      The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated March 19, 1998 and the 1997 Annual Report to Stockholders.

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY